Exhibit 99.1

        NetManage Reports First Quarter 2006 Financial Results

    CUPERTINO, Calif.--(BUSINESS WIRE)--April 24, 2006--NetManage, Inc. (Nasdaq:NETM), a leading software company that provides solutions for integrating, Web enabling and accessing enterprise information systems, today reported financial results for the first quarter ended March 31, 2006.
    Net revenues for the first quarter of 2006 were $8.5 million, compared to net revenues of $12.1 million in the first quarter of 2005. Net loss for the first quarter was $754,000, or $0.08 per diluted share including non-cash, stock-based compensation expense of $127,000 reflecting the adoption of FAS 123(R). This compares with a net income of $808,000, or $0.08 per diluted share in the first quarter of 2005.
    During the quarter, cash, cash equivalents and investments increased $2.6 million, to $25.7 million at March 31, 2006.

    Management Commentary

    "While the first quarter is always challenging for our industry, this was a disappointing quarter for NetManage with a larger than anticipated number of customers delaying the purchase of software," said Zvi Alon, chairman, president and CEO of NetManage. "Given that several deals that slipped from the first quarter of 2006 have already closed, we do not believe this is indicative of customer behavior for the year. We are monitoring customer buying patterns closely and are focused on accelerating the growth of our sales pipeline. This quarter we continued to successfully add new OnWeb and Librados customers and increased our cash position to $25.7 million. We are concentrated on achieving both revenue growth and profitability in 2006."

    Customer Wins

    During the quarter, the Company received new and renewed business from such customers as World Savings, Sallie Mae, Mac steel, CBS,
Venetian Casino, Bally Total Fitness, U.S. Census Bureau, San
Francisco General Hospital, Viacom, Siemens, and Palm Beach County among others.

    Recent Operational Highlights

    -- The company hired Avi Schlank, who brings over 29 years of business development and product marketing experience, as Vice President of Strategic Partner Business Development to advance new strategic ventures and opportunities.

    -- IBM ServerProven Status was granted to OnWeb for iSeries -- signifying that OnWeb for iSeries has been certified by IBM on IBM eServer platforms and by customers in real-world production environments.

    -- NetManage added a number of enhancements to its Librados integration adapters for BEA, SAP, Oracle, and Siebel.

    -- The company partnered with JBoss to deliver a "SAP Integration made simple" Webinar, which showed IT executives how they could combine the JBoss Enterprise Middleware Suite with Librados Integration adapters to directly access information and transactions from ERP systems.

    Conference Call Information

    The Company has scheduled a conference call to review the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, April 24, 2006. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-2629 and entering pass code 1734555. A playback of the conference call will be available until May 1, 2006, on the NetManage investor relations Web site or by dialing 719-457-0820 and entering the pass code 1734555.
    NetManage will furnish this press release to the Securities and Exchange Commission on Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

    About NetManage

    NetManage, Inc. (Nasdaq:NETM) a software company that provides solutions for integrating, Web enabling, and accessing enterprise information systems. More than 10,000 customers worldwide, including 480 of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

    (C) 2006 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

    NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.
    This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.



                           NETMANAGE, INC.
              CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            (In thousands)
                             (Unaudited)

                                                March 31, December 31,
                                                  2006       2005
                                                --------- ------------

     Assets
Cash, cash equivalents and short-term
 investments                                    $ 24,971      $21,515
Accounts receivable, net                           5,488       11,327
Prepaid expenses and other current assets          1,176        1,217

   Total current assets                           31,635       34,059

Property and equipment, net                        2,552        2,805
Goodwill                                           3,648        3,697
Other intangibles, net                             1,429        1,604
Long-term investments                                723        1,583
Other long-term assets                               152          118
                                                ---------     --------

    Total assets                                $ 40,139      $43,866
                                                =========     ========

     Liabilities and Stockholders' Equity
Current liabilities                             $  4,375      $ 5,932
Current deferred revenue                          12,594       14,081
                                                ---------     --------
   Total current liabilities                      16,969       20,013

Long-term deferred revenue                           309          343
Other long-term liabilities                          727          807
                                                ---------     --------
   Total long-term liabilities                     1,036        1,150
                                                ---------     --------
    Total liabilities                             18,005       21,163

Stockholders' equity                              22,134       22,703
                                                ---------     --------

    Total liabilities and stockholders' equity  $ 40,139      $43,866
                                                =========     ========



                           NETMANAGE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                                                 Three months ended
                                                       March 31,
                                                  2006       2005
                                                --------- ------------
Net revenues:
  License fees                                  $  2,723      $ 5,322
  Services                                         5,805        6,802
                                                ---------     --------

Total net revenues                                 8,528       12,124
                                                ---------     --------

Cost of revenues:
  License fees                                       200          326
  Services                                           728          838
  Amortization of intangible assets                   70           70
                                                ---------     --------
Total cost of revenues                               998        1,234
                                                ---------     --------

Gross margin                                       7,530       10,890
                                                ---------     --------

Operating expenses:
  Research and development                         1,853        1,937
  Sales and marketing                              4,971        5,639
  General and administrative                       1,689        2,438
  Restructuring charge                               (36)          73
  Amortization of intangible assets                  105          115
                                                ---------     --------

Total operating expenses                           8,582       10,202
                                                ---------     --------

Income (loss) from operations                     (1,052)         688

Interest income and other, net                       308           66
Foreign currency transaction gain (loss)              (3)          71
                                                ---------     --------

Income (loss) before provision for income taxes     (747)         825

Provision for income taxes                             7           17
                                                ---------     --------

Net income (loss)                               $   (754)     $   808
                                                =========     ========

Net income (loss) per share:
     Basic                                      $  (0.08)     $  0.09
     Diluted                                    $  (0.08)     $  0.08

Weighted average common shares and equivalent:

     Basic                                         9,393        9,221
     Diluted                                       9,393        9,708




    CONTACT: The Blueshirt Group
             Alex Wellins, 415-217-7722 (Investors)
             alex@blueshirtgroup.com
             Brinlea Johnson, 415-217-7722 (Investors) brinlea@blueshirtgroup.com